Exhibit 99.1

Phibro Animal Health Corporation Welcomes FDA Hearing on Mecadox®

TEANECK, NJ, January 12, 2022 (Business Wire) -- Phibro Animal Health Corporation (NASDAQ:PAHC): Today, the Food and Drug Administration (FDA) provided notice in the Federal Register of its intention to hold a public hearing regarding Mecadox® (carbadox). Mecadox has been approved and sold in the United States for 50 years and is a widely used treatment for controlling bacterial diseases in swine, including Salmonella and swine dysentery, resulting in improved health and welfare for newly born and young pigs.

The hearing will be hosted by the FDA and will take place on March 10, 2022. The Agency will be seeking data and information related to the safety of the product.

In 2016, the FDA issued a Notice of Opportunity for Hearing (NOOH) setting in motion the initial steps in a process to rescind its approval of carbadox based on concerns about the potential persistence of carcinogenic residues. In 2020, the FDA formally withdrew the NOOH and instead issued a Proposed Order to rescind approval for the “regulatory method” that is part of carbadox’s FDA approval.

For the past 5+ years, Phibro has continued an ongoing process of responding collaboratively and transparently to FDA’s Center for Veterinary Medicine (CVM) inquiries to provide extensive and meticulous research and data that confirm the safety of carbadox and that no carbadox residues of carcinogenic concern can be detected at the end of the labeled withdrawal period.

We welcome CVM’s decision to hold this hearing and hope that the Agency will take stakeholder input into consideration, engaging with scientists, swine producers, and others regarding the safety and unique and unparalleled efficacy of carbadox for half a century. We understand FDA has put the 2020 Proposed Order on hold. We are confident that this hearing will affirm and support the continued safe use of carbadox in the market. In the event that following this hearing FDA continues to assert that the carbadox should be removed from the market, Phibro is entitled to and expects to have a full evidentiary hearing on the merits before an administrative law judge.

Mecadox (carbadox) continues to be available for use by our customers. Phibro will continue to defend swine producers’ ability to use Mecadox to protect the health and welfare of their animals and is confident that it will be able to reaffirm that the use of carbadox is safe as approved.

About Phibro Animal Health Corporation

Phibro Animal Health Corporation is a diversified global developer, manufacturer and supplier of a broad range of animal health and mineral nutrition products for livestock, helping veterinarians and farmers produce healthy, affordable food while using fewer natural resources. For further information, please visit www.pahc.com.

Forward-Looking Statements: This communication contains forward-looking statements that are subject to risks and uncertainties, including risks relating to the potential FDA withdrawal of approval of our Mecadox (carbadox) product. All statements other than statements of historical or current fact included in this communication are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These statements are not guarantees of future performance or actions. If one or more of these risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Phibro expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements” and “Risk Factors.” These filings and subsequent filings are available online at www.sec.gov, www.pahc.com, or on request from Phibro.

Contact:

Damian Finio

Chief Financial Officer, Phibro Animal Health Corporation

+1 201-329-7300

investor.relations@pahc.com

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